UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 23, 2007 (July 20, 2007)

Park National Corporation

(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518

(State or other jurisdiction	(Commission	( IRS Employer
of incorporation)	File Number)	Identification No.)

50 North Third Street, P.O. Box 3500, Newark, Ohio	43058-3500

(Address of principal executive offices)	(Zip Code)
(740) 349-8451

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 — Other Events
Effective July 20, 2007, the bank operations of the two Vision Bank subsidiaries of Park National Corporation (“Park”) — Vision Bank, an Alabama state-chartered bank with its main office in Gulf Shores, Alabama (“Vision Alabama”) and Vision Bank, a Florida state-chartered bank with its main office in Panama City, Florida (“Vision Florida”) — were consolidated under a single charter through the merger (the “Vision Bank Merger”) of Vision Alabama with and into Vision Florida, under the charter of Vision Florida. The resulting financial institution is a Florida state-chartered bank operating under the name “Vision Bank” and its main office is located at 2200 Stanford Road, Panama City, Florida 32405. The seven branch locations of Vision Alabama immediately prior to the Vision Bank Merger become branch locations of Vision Florida. There were no changes with respect to the eight branch locations of Vision Florida as a result of the Vision Bank Merger.
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SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION
Dated: July 23, 2007	By:	/s/ John W. Kozak
John W. Kozak
Chief Financial Officer

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